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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-91577 on Form S-3 of our reports dated March 11, 2005, relating to the financial statements of Iron Mountain Incorporated and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 26, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM